Exhibit 99.1

COHEN & COMPANY REPORTS THIRD QUARTER 2018 FINANCIAL RESULTS

Board Declares Dividend of $0.20 per Share

Philadelphia and New York, October 31, 2018 — Cohen & Company Inc. (NYSE American: COHN), a financial services firm specializing in fixed income markets, today reported financial results for its third quarter ended September 30, 2018.

Summary Operating Results

	Three Months Ended			Nine Months Ended
($ in thousands)	9/30/18	6/30/18	9/30/17	9/30/18	9/30/17

Total revenues	$12,237	$12,190	$10,001	$33,765	$35,867
Compensation and benefits	7,177	6,589	4,759	18,960	17,493
Non-compensation operating expenses	4,704	4,226	4,253	13,434	13,071
Operating income	356	1,375	989	1,371	5,303
Interest expense, net	(2,185)	(2,201)	(1,606)	(6,205)	(4,330)
Income (loss) before income tax expense (benefit)	(1,829)	(826)	(617)	(4,834)	973
Income tax expense (benefit)	(595)	(636)	141	(1,259)	148
Net income (loss)	(1,234)	(190)	(758)	(3,575)	825
Less: Net income (loss) attributable to the noncontrolling interest	(583)	(270)	(211)	(1,530)	274
Net income (loss) attributable to Cohen & Company Inc.	$(651)	$80	$(547)	$(2,045)	$551
Fully diluted net income (loss) per share	$(0.57)	$0.07	$(0.45)	$(1.76)	$0.45

•                  Revenues during the three months ended September 30, 2018 increased $47 thousand and $2.2 million from the prior quarter and prior year quarter, respectively.

•                  The increase from the prior quarter was comprised primarily of (i) an increase of $1.0 million in principal transactions due to favorable marks on the Company’s investments in CLO equity and other equity positions; partially offset by (ii) a decrease of $0.4 million in net trading from lower trading activity primarily in municipals, corporates, and CMOs; (iii) a decrease of $0.4 million in asset management due to the successful auction and liquidation of a European CDO in the prior quarter; and (iv) a decrease of $0.2 million in new issue and advisory.

•                  The increase from the prior year quarter was comprised primarily of (i) an increase of $0.8 million in net trading from higher trading activity primarily in corporates and GCF matched book repo; (ii) an increase of $1.0 million in asset management due to performance fees earned on European managed accounts in the current quarter; (iii) an increase of $2.3 million in principal transactions due to favorable marks on the Company’s investments in CLO equity and other equity positions; partially offset by (iv) a decrease of $2.0 million in new issue and advisory.

•                  Compensation and benefits expense as a percentage of revenue was 59% for the three months ended September 30, 2018, compared to 54% for the three months ended June 30, 2018, and 48% for the three months ended September 30, 2017. The number of Cohen & Company employees was 86 as of September 30, 2018, compared to 87 as of June 30, 2018, and 84 as of September 30, 2017.

•                  Interest expense during the three months ended September 30, 2018 was comparable to the prior quarter and increased from the prior year quarter by $0.6 million. The increase from the prior year quarter was primarily due to $0.4 million of increased interest on redeemable financial instruments, $0.1 million related to a new credit facility, and $0.1 million of increased interest on junior subordinated notes.

•                  There was an income tax benefit in the quarter ending September 30, 2018 as a result of the Company estimating that it will incur a net operating loss for 2018 for U.S. income tax purposes.  Therefore, the Company expects to have additional net operating loss carryforwards available to offset a portion of its deferred tax liability in future years. The reduction of the deferred tax liability is recorded as an income tax benefit.

Lester Brafman, Chief Executive Officer of Cohen & Company, said, “Although we were disappointed with the results for the quarter, we continue to make progress growing our GCF Repo balances, which have reached over $4 billion. In the third quarter, we also launched our U.S. insurance and SPAC equity businesses with capital commitments from investors totaling approximately $79 million. These businesses will help us diversify our company by growing our asset management segment. We remain committed to enhancing stockholder value, and in the third quarter we continued to pay our quarterly dividend.”

Total Equity and Dividend Declaration

•                  As of September 30, 2018, total equity was $43.2 million, compared to $48.2 million as of December 31, 2017.

•                  The Company’s Board of Directors has declared a dividend of $0.20 per share. The dividend will be payable on November 30, 2018, to stockholders of record on November 16, 2018.

Launch of Investment Vehicles

•                  On May 16, 2018, the Company committed to invest up to $3.0 million in a newly formed joint venture (the “U.S. Insurance JV”) with an outside investor who committed to invest approximately $63 million of equity in the U.S. Insurance JV.  The U.S. Insurance JV was formed for the purpose of investing in debt issued by small and medium sized U.S. and Bermuda insurance and reinsurance companies and is managed by an asset management subsidiary of the Company. The Company is required to invest 4.5% of the total equity of the U.S. Insurance JV with an absolute limit of $3.0 million. The U.S. Insurance JV may use leverage to grow its assets. The insurance company debt that will be funded by the U.S. Insurance JV may be originated by a subsidiary of the Company and there may be origination fees earned (capped at 1%) in connection with such transactions. The Company will also earn management fees as manager of the U.S. Insurance JV.  The manager is entitled to a quarterly base management fee, an annual incentive fee (if certain return hurdles are met), and an additional incentive fee upon the liquidation of the portfolio (if certain return hurdles are met). During the quarter ended September 30, 2018, the Company invested $1.0 million in the U.S. Insurance JV and the U.S. Insurance JV made its first investments totaling $22.0 million.

•                  On August 6, 2018, the Company became the general partner of a newly formed partnership (the “SPAC Fund”) for the purpose of investing in the equity interests of special purpose acquisition companies (“SPACs”). An asset management subsidiary of the Company is the manager of the SPAC Fund. The Company has invested $0.6 million in the SPAC Fund. The manager is entitled to a quarterly base management fee based on a percentage of the net asset value of the SPAC Fund and an annual incentive allocation based on the actual returns earned by the SPAC Fund. As of September 30, 2018, the net asset value of the SPAC Fund was $15.3 million.

Conference Call

Management will hold a conference call this morning at 10:00 a.m. Eastern Time to discuss these results. The conference call will also be available via webcast. Interested parties can access the webcast by clicking the webcast link on the Company’s website at www.cohenandcompany.com. Those wishing to listen to the conference call with operator assistance can dial (877) 686-9573 (domestic) or (706) 643-6983 (international), participant pass code 9882047, or request the Cohen & Company earnings call.  A replay of the call will be available for two weeks following the call by dialing (800) 585-8367 (domestic) or (404) 537-3406 (international), participant pass code 9882047.

About Cohen & Company

Cohen & Company is a financial services company specializing in fixed income markets. It was founded in 1999 as an investment firm focused on small-cap banking institutions, but has grown to provide an expanding range of capital markets and asset management services. Cohen & Company’s operating segments are Capital Markets, Asset Management, and Principal Investing. The Capital Markets segment consists of fixed income sales, trading, and matched book repo financing as well as new issue placements in corporate and securitized products, and advisory services, operating primarily through Cohen & Company’s subsidiaries, J.V.B. Financial Group, LLC in the United States and Cohen & Company Financial Limited in Europe. The Asset Management segment manages assets through collateralized debt obligations, managed accounts, and investment funds. As of September 30, 2018, the Company managed approximately $3.1 billion in fixed income assets in a variety of asset classes including US and European trust preferred securities, subordinated debt, and corporate loans. As of September 30, 2018, 86.0% of the Company’s assets under management were in collateralized debt obligations that Cohen & Company manages, which were all securitized prior to 2008. The Principal Investing segment has historically been comprised of investments in Cohen & Company’s sponsored investment vehicles, but has changed to include investments in certain non-sponsored vehicles. For more information, please visit www.cohenandcompany.com.

Forward-looking Statements

This communication contains certain statements, estimates, and forecasts with respect to future performance and events. These statements, estimates, and forecasts are “forward-looking statements.” In some cases, forward-looking statements can be identified by the use of forward-looking terminology such as “may,”  “ might,”  “will,”  “should,” “expect,” “plan,”  “anticipate,”  “believe,”  “estimate,” “predict,” “potential,” “seek,” or “continue” or the negatives thereof or variations thereon or similar terminology. All statements other than statements of historical fact included in this communication are forward-looking statements and are based on various underlying assumptions and expectations and are subject to known and unknown risks, uncertainties, and assumptions, and may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. These statements are based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance, or achievements to differ materially from the results, level of activity, performance, or achievements expressed or implied in the forward-looking statements including, but not limited to, those discussed under the heading “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition” in our filings with the Securities and Exchange Commission (“SEC”), which are available at the SEC’s website at www.sec.gov and our website at www.cohenandcompany.com/investor-relations/sec-filings. Such risk factors include the following: (a) a decline in general economic conditions or the global financial markets, (b) losses caused by financial or other problems experienced by third parties, (c) losses due to unidentified or unanticipated risks, (d) a lack of liquidity, i.e., ready access to funds for use in our businesses, (e) the ability to attract and retain personnel, (f) litigation and regulatory issues, (g) competitive pressure, (h) an inability to generate incremental income from acquired businesses, (i) unanticipated market closures due to inclement weather or other disasters, (j) losses (whether realized or unrealized) on our principal investments, including on our CLO investments, (k) the possibility that payments to the Company of subordinated management fees from its European CLO will continue to be deferred or will be discontinued, and (l) the possibility that the stockholder rights plan may fail to preserve the value of the Company’s deferred tax assets, whether as a result of the acquisition by a person of 5% of the Company’s common stock or otherwise. As a result, there can be no assurance that the forward-looking statements included in this communication will prove to be accurate or correct. In light of these risks, uncertainties, and assumptions, the future performance or events described in the forward-looking statements in this communication might not occur. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results and we do not undertake any obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

Cautionary Note Regarding Quarterly Financial Results

Due to the nature of our business, our revenue and operating results may fluctuate materially from quarter to quarter.  Accordingly, revenue and net income in any particular quarter may not be indicative of future results. Further, our employee compensation arrangements are in large part incentive-based and, therefore, will fluctuate with revenue. The amount of compensation expense recognized in any one quarter may not be indicative of such expense in future periods.  As a result, we suggest that annual results may be the most meaningful gauge for investors in evaluating our business performance.

COHEN & COMPANY INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	9/30/18	6/30/18	9/30/17	9/30/18	9/30/17
Revenues
Net trading	$6,816	$7,186	$5,988	$20,193	$20,158
Asset management	2,818	3,205	1,779	7,827	6,202
New issue and advisory	—	177	2,012	873	3,992
Principal transactions	2,400	1,443	63	4,292	553
Other revenue	203	179	159	580	4,962
Total revenues	12,237	12,190	10,001	33,765	35,867
Operating expenses
Compensation and benefits	7,177	6,589	4,759	18,960	17,493
Business development, occupancy, equipment	725	644	738	2,236	2,021
Subscriptions, clearing, and execution	2,433	2,151	1,789	6,418	5,169
Professional services and other operating	1,483	1,379	1,666	4,604	5,694
Depreciation and amortization	63	52	60	176	187
Total operating expenses	11,881	10,815	9,012	32,394	30,564
Operating income (loss)	356	1,375	989	1,371	5,303
Non-operating income (expense)
Interest expense, net	(2,185)	(2,201)	(1,606)	(6,205)	(4,330)
Income (loss) before income tax expense (benefit)	(1,829)	(826)	(617)	(4,834)	973
Income tax expense (benefit)	(595)	(636)	141	(1,259)	148
Net income (loss)	(1,234)	(190)	(758)	(3,575)	825
Less: Net income (loss) attributable to the noncontrolling interest	(583)	(270)	(211)	(1,530)	274
Net income (loss) attributable to Cohen & Company Inc.	$(651)	$80	$(547)	$(2,045)	$551

Earnings per share
Basic
Net income (loss) attributable to Cohen & Company Inc.	$(651)	$80	$(547)	$(2,045)	$551
Basic shares outstanding	1,145	1,173	1,213	1,164	1,210
Net income (loss) attributable to Cohen & Company Inc. per share	$(0.57)	$0.07	$(0.45)	$(1.76)	$0.46
Fully Diluted
Net income (loss) attributable to Cohen & Company Inc.	$(651)	$80	$(547)	$(2,045)	$551
Net income (loss) attributable to the noncontrolling interest	(583)	(270)	(211)	(1,530)	274
Income tax and conversion adjustment	283	306	(30)	596	(29)
Enterprise net income (loss)	$(951)	$116	$(788)	$(2,979)	$796
Basic shares outstanding	1,145	1,173	1,213	1,164	1,210
Unrestricted Operating LLC membership units exchangeable into COHN shares	532	532	532	532	532
Additional dilutive shares	—	14	—	—	14
Fully diluted shares outstanding	1,677	1,719	1,745	1,696	1,756
Fully diluted net income (loss) per share	$(0.57)	$0.07	$(0.45)	$(1.76)	$0.45

COHEN & COMPANY INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 30, 2018
	(unaudited)	December 31, 2017
Assets
Cash and cash equivalents	$5,166	$22,933
Receivables from brokers, dealers, and clearing agencies	85,371	103,596
Due from related parties	449	545
Other receivables	4,538	3,513
Investments - trading	219,462	202,257
Other investments, at fair value	30,063	12,867
Receivables under resale agreements	4,464,324	1,680,883
Goodwill	7,992	7,992
Other assets	2,927	1,672
Total assets	$4,820,292	$2,036,258

Liabilities
Payables to brokers, dealer, and clearing agencies	$107,291	$130,558
Accounts payable and other liabilities	15,929	5,208
Accrued compensation	4,311	4,406
Trading securities sold, not yet purchased	81,220	91,887
Securities sold under agreements to repurchase	4,506,628	1,692,279
Deferred income taxes	1,585	2,855
Redeemable financial instruments	16,732	16,732
Debt	43,372	44,177
Total liabilities	4,777,068	1,988,102

Equity
Voting nonconvertible preferred stock	5	5
Common stock	12	12
Additional paid-in capital	68,725	69,202
Accumulated other comprehensive loss	(888)	(850)
Accumulated deficit	(31,284)	(28,497)
Total stockholders’ equity	36,570	39,872
Noncontrolling interest	6,654	8,284
Total equity	43,224	48,156
Total liabilities and equity	$4,820,292	$2,036,258

Contact:

Investors -	Media -
Cohen & Company Inc.	Joele Frank, Wilkinson Brimmer Katcher
Joseph W. Pooler, Jr.	James Golden or Andrew Squire
Executive Vice President and	212-355-4449
Chief Financial Officer	jgolden@joelefrank.com or asquire@joelefrank.com
215-701-8952
investorrelations@cohenandcompany.com